Exhibit 99.1

General Industry Comparator Group

A. O. Smith Corporation

ACCO Brands

Acuity Brands Inc.

Acxiom Corporation

ADESA, Inc.

AGL Resources Inc.

Alliance Data Systems

Alliant Energy Corporation

American Axle & Manufacturing, Inc.

American Greetings Corporation

Armstrong World Industries, Inc.

Barnes Group Inc.

Black Hills Corporation

Boise Inc

Brady Corporation

Broadridge Financial Solutions, Inc.

Brown-Forman Corporation

Brunswick Corporation

Career Education Corporation

Chicago Bridge and Iron Company

Chiquita Brands International, Inc.

Cleco Corporation

Constellation Brands, Inc.

Convergys Corporation

Covanta Holding Corporation

Crane Co.

Curtiss-Wright Corporation

Cytec Industries, Inc.

Deluxe Corporation

Donaldson Company, Inc.

EnergySolutions, Inc.

Ensco plc

Equifax Inc.

Exide Technologies

Ferrellgas Partners, L.P.

Ferro Corporation

FMC Corporation

Gardner Denver, Inc.

GATX Corporation

GenOn Energy

Georgia Gulf Corporation

Global Crossing Ltd.

Global Payments Inc.

H&R Block, Inc.

H. B. Fuller Company

Herman Miller, Inc.

Hubbell Incorporated

IDEX Corporation

IHS Group

Imation Corp.

Iron Mountain, Inc.

Joy Global Inc.

Kaman Corporation

Leggett & Platt lnc.

Lennox International Inc.

Martin Marietta Materials, Inc.

McCormick & Company, Inc.

Mead Johnson Nutrition Company

Meritor, Inc.

Molson Coors Brewing Company

MoneyGram International, Inc.

Moody’s Corporation

Mueller Water Products

Nordson Corporation

OGE Energy Corp.

Olin Corporation

Packaging Corporation of America

Paychex, Inc.

Pentair, Inc.

Pioneer Natural Resources Company

PolyOne Corporation

Portland General Electric Company

Quad Graphics, Inc.

Questar Corporation

Rayonier Inc.

Revlon Inc.

Robert Half International Inc.

Sauer-Danfoss Inc.

Snap-on Incorporated

Solutia Inc.

Steelcase Inc.

Supermedia LLC

Teledyne Technologies Incorporated

Temple-Inland Inc.

The Babcock & Wilcox Company

The Dun & Bradstreet Corporation

The Scotts Miracle-Gro Company

Thomas & Betts Corporation

Total System Services, Inc.

Tower International

TransAlta Corporation

Trinity Industries, Inc.

Tupperware Corporation

USG Corporation

Valmont Industries, Inc.

Verisk Analytics

Vulcan Materials Company

Waters Corporation

WGL Holdings Inc

Woodward Governor Company

Wyndham Worldwide Corporation